Exhibit 99.1

Qualigen Therapeutics Acquires Majority Stake in Infectious

Disease Diagnostics Technology Company NanoSynex

Transaction expected to significantly advance commercial readiness of

NanoSynex’s innovative diagnostics technology platform focused on the $30+ Billion global infectious disease testing market

Company to hold conference call today, June 2, 2022 at 1:00PM ET to discuss latest corporate developments

CARLSBAD, Calif., June 2, 2022 (GLOBE NEWSWIRE) – Qualigen Therapeutics, Inc. (Nasdaq: QLGN), a diversified life sciences company focused on developing treatments for adult and pediatric cancers with potential for Orphan Drug Designation, while also commercializing diagnostics, today announces it has completed the acquisition of a majority stake in NanoSynex Ltd., an Israeli-based developer of next generation diagnostics technology.

NanoSynex’s award winning technology is an Antimicrobial Susceptibility Testing (AST) platform that aims to provide clinical laboratories worldwide with a rapid, accurate and personalized test for bacterial infections, especially difficult-to-treat drug resistant strains, with the goal of quickly matching the correct antibiotics at the correct concentration to treat a patient’s specific infection. Antibiotic misuse and overuse have given significant rise to more frequent and more deadly antibiotic resistant bacteria, such as Methicillin-resistant Staphylococcus aureus (MRSA). Multi-drug resistant pathogens such as these have been declared a substantial threat to U.S. public health and national security by the Institute of Medicine and a federal Interagency Task Force on Antimicrobial Resistance. According to some estimates, the global infectious disease diagnostics market is expected to reach ~$39.8 Billion by 2026 from ~$28.1 Billion in 2021.

Michael Poirier, Qualigen’s Chairman and CEO, commented, “Living through two and a half years of COVID-19 has taught us the critical role diagnostics plays in combating infectious disease, and the need to be prepared for the next wave. NanoSynex’s technology shows great promise in rapidly and accurately matching antibiotics to the target bacteria, and in doing so, quickly equipping healthcare providers with the data needed to treat their patients with the right antibiotic at the right dose at the right time. We strongly believe in the potential of this platform, and our ability to leverage our long-standing diagnostics development, regulatory and commercial expertise to help bring the NanoSynex diagnostics technology to market sooner.”

“We are excited about beginning a new journey with Qualigen and joining forces in a common mission to develop innovative diagnostics. This partnership takes the NanoSynex AST platform to the next level,” added NanoSynex Co-Founder and Chief Executive Officer, Diane Abensur Bessin.

NanoSynex is led by a dynamic team of healthcare subject matter experts, microbiologists, and engineers, including its co-founders – Diane Abensur Bessin and Michelle Heymann, who were selected for Forbes’ 2020 Tech 30 Under 30 list. Qualigen’s diagnostics team, led by Shishir Sinha, Senior VP and Chief Operating Officer, will work closely alongside the Israeli-based NanoSynex team on technology development, regulatory path, and commercial preparedness. Qualigen also envisions potential synergies with its proprietary FastPack® diagnostics platform to further strengthen the Company’s diagnostics business which has seen a post-COVID-19 resurgence.

Qualigen’s purchase of the controlling interest in NanoSynex was primarily accomplished via a stock-for-stock acquisition with a controlling shareholder of NanoSynex. Qualigen also provided an investment in NanoSynex at closing and will provide future milestone-based funding leading to the commercialization of this technology. NanoSynex’s Board will initially be comprised of two current NanoSynex directors – NanoSynex co-founders - and two Qualigen appointees – Mr. Poirier and Mr. Sinha.

Conference Call Today:

Michael Poirier, Chairman and CEO, and other members of the management team will be conducting a conference call today, June 2, 2022 at 1:00PM ET/10:00 AM PT, during which they will provide a business update and discuss the latest key developments at Qualigen. A live Q&A session will follow. To listen to the conference call, interested parties within the U.S. should dial 1-866-777-2509 (domestic) or 1-412-317-5413 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the Qualigen conference call.

The conference call will also be available through a live webcast that can be accessed at https://services.choruscall.com/mediaframe/webcast.html?webcastid=1UaUt5JH or via the Company’s website at www.qualigeninc.com in the investor relations section.

A telephonic replay will be available until June 9, 2022, and can be accessed by calling 1-877-344-7529 (domestic) or 1-412-317-008 (international) and using access code 2162624.The webcast will be available via the above links through September 2, 2022.

About Qualigen Therapeutics, Inc.

Qualigen Therapeutics, Inc. is a diversified life sciences company focused on developing treatments for adult and pediatric cancer, as well as maintaining and expanding its core FDA-cleared FastPack® System, which has been used successfully in diagnostics for over 20 years. Our investigational QN-302 compound is a small molecule selective transcription inhibitor with strong binding affinity to G4s prevalent in cancer cells; such binding could, by stabilizing the G4s against “unwinding,” help inhibit cancer cell proliferation. Our investigational QN-247 compound inhibits nucleolin, a key multi-functional regulatory protein that is overexpressed in cancer cells; QN-247 may thereby be able to inhibit the cells’ proliferation. QN-247 has shown promise in preclinical studies for the treatment of acute myeloid leukemia (AML). The investigational compounds within Qualigen’s RAS-F family of RAS oncogene protein-protein interaction inhibitor small molecules are believed to inhibit or block the binding of mutated RAS genes’ proteins to their effector proteins, thereby leaving the proteins from the mutated RAS unable to cause further harm. In theory, such mechanism of action may be effective in the treatment of about one quarter of all cancers, including certain forms of pancreatic, colorectal, and lung cancers. In addition to its oncology drug pipeline, Qualigen has an established diagnostics business which manufactures and distributes proprietary and highly accurate rapid blood testing systems to physician offices and small hospitals for the management of prostate cancer and other diseases and health conditions.

For more information about Qualigen Therapeutics, Inc., please visit www.qualigeninc.com.

About NanoSynex

NanoSynex is a MedTech company that aims at providing new solutions to improve testing quality, patient outcomes, and reduce healthcare costs by speeding up diagnostic processes. NanoSynex is focused on the development and commercialization of a rapid innovative Antimicrobial Susceptibility Test (AST). The technology is based on a purely phenotypic approach and uses a microfluidic disposable test card platform and method that optimizes bacterial growth. This disruptive development was born from exciting research discoveries at the lab of Professor Shulamit Levenberg, former Dean of the Technion Institute of Technology – Biomedical Engineering Faculty.

For more information about NanoSynex, please visit www.nanosynex.com.

Forward-Looking Statements

This news release contains forward-looking statements by Qualigen that involve risks and uncertainties and reflect the Company’s judgment as of the date of this release. These statements include those related to the Company’s prospects and strategy for its diagnostics business and development of its therapeutic drug candidates, estimates regarding the size and potential growth of the global infectious disease diagnostics market, and the Company’s ability to bring the NanoSynex diagnostics technology to market. Actual events or results may differ from the Company’s expectations. For example, there can be no assurance that the Company will be able to leverage its long-standing diagnostics development, regulatory and commercial expertise to help bring the NanoSynex diagnostics technology to market sooner, or that the Company will be able to maintain its diagnostic sales and marketing engine without interruption following the expiration of the distribution agreement with Sekisui Diagnostics, compete with others in this industry or expand market demand and/or market share for its diagnostics product, nor can there be any assurance that the Company will be able to successfully develop any drugs (including QN-302, QN-247 and RAS-F); that preclinical development of the Company’s drugs (including QN-302, QN-247 and RAS-F, and the deprioritized infectious-disease drug candidate QN-165) will be completed on any projected timeline or will be successful; that any clinical trials will be approved to begin by or will proceed as contemplated by any projected timeline, or at all; that any future clinical trial data will be favorable or that such trials will confirm any improvements over other products or lack negative impacts; that any drugs will receive required regulatory approvals (or Fast Track designation or Orphan Drug status) or that they will be commercially successful; that patents will issue on the Company’s owned and in-licensed patent applications; that such patents, if any, and the Company’s currently owned and in-licensed patents would prevent competition; or that the Company will be able to procure or earn sufficient working capital to complete the development, testing and launch of the Company’s prospective therapeutic products (including QN-302, QN-247 and RAS-F, and QN-165). The Company’s stock price could be harmed if any of the events or trends contemplated by the forward-looking statements fails to occur or is delayed or if any actual future event otherwise differs from expectations. Additional information concerning these and other risk factors affecting the Company’s business can be found in the Company’s prior filings with the Securities and Exchange Commission, including its most recent Form 10-K, all of which are available at www.sec.gov.

The Company disclaims any intent or obligation to update these forward-looking statements beyond the date of this news release, except as required by law. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

Jules Abraham

JQA Partners, Inc.

917-885-7378

jabraham@jqapartners.com

Source: Qualigen Therapeutics, Inc.